Exhibit 10.17


                            SIXTH AMENDMENT TO LEASE

     This agreement made as of the 20th day of June, 2007, between Oral Roberts University, an Oklahoma corporation ("Landlord") and ENGIobal Engineering, Inc., a Texas Corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into that certain "Lease Agreement" dated January 27, 2005 with respect to premises consisting of approximately 50,631 square feet of Net Rentable Area (the "Leased Premises") in the building located at 2448 E. 81st Street, Suite 3300, Tulsa, Oklahoma 74137 and known as CityPlex Towers (the "Building"), said premises being more particularly described in the Lease; and

     WHEREAS, Landlord and Tenant (the "parties") have made and executed that certain First Amendment to Lease dated April 7, 2005 (expanding space by 5,319 RSF, totaling 55,950 RSF), modifying and amending the Lease upon the terms and conditions contained therein, and;

     WHEREAS, Landlord and Tenant (the "parties") have made and executed that certain Second Amendment to Lease dated June 13, 2005 (expanding space by 11,250 RSF, totaling 67,200 RSF), modifying and amending the Lease upon the terms and conditions therein contained and;

     WHEREAS, Landlord and Tenant (the "parties") have made and executed that certain Third Amendment to Lease dated December 28, 2005 (expanding space by 11,250 RSF, totaling 78,450 RSF), modifying and amending the Lease upon the terms and conditions therein contained and;

     WHEREAS, Landlord and Tenant (the "parties") have made and executed that certain Fourth Amendment to Lease dated February 27, 2006 (expanding space by 11,250 RSF, totaling 89,700 RSF), modifying and amending the Lease upon the terms and conditions therein contained and;

     WHEREAS, Landlord and Tenant (the "parties") have made and executed that certain Fifth Amendment to Lease dated July 26, 2006 (expanding space by 11,250 RSF, totaling 100,950 RSF), modifying and amending tide Lease upon the terms and conditions therein contained and;

     WHEREAS, Landlord and Tenant (the "parties") now desire to amend and modify said Lease Agreement in the following particulars;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The provisions of this Agreement shall supersede any inconsistent provisions contained in the Lease, whether such inconsistent provisions are contained in the printed portion of the Lease or any addendum, rider or exhibit annexed thereto. All capitalized items not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

     2. Effective February 1, 200B, the Premises shall be expanded to include 1,682 net rentable square feet previously held under a separate Lease, as outlined in Exhibit "A", resulting in a total of 102,632 RSF.

     3. The Lease Term shall be extended for sixty (60) months, commencing on February 1, 2008 and expiring on January 31, 2013. The monthly Base Rental for the Renewal space shall be as follows:

        Year 1 - $10.25
        Year 2 - $10.50
        Year 3 - $10.75
        Year 4 - $11.00
        Year 5 - $11.25



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     4. Section 29. Consumer Price Index Adjustment is hereby deleted in us entirety.

     5. Improvement Allowance. Landlord will provide an allowance equal to $2.50 RSP to be used by ENGlobal for Tenant improvements to the Lease premises, including but not limited to Construction, Architectural and Engineering soft costs, and Systems Furniture. Fifty percent of the Allowance will be available in the first twelve months of the renewal term with the remaining Allowance available anytime thereafter. Tenant shall have the right to apply any improvement allowance funds remaining at the end of the twenty fourth month of the renewal term toward the abatement of rent.

     6. Landlord will provide a continuing Right of First Refusal for ALL unencumbered space in the middle elevator bank for Floors 12 - 36.

     Rental for any expansion will be coterminous with the then-escalated Rental currently being paid by Tenant. Space will be delivered in an "as-is" condition, however; Landlord will provide a Tenant Improvement allowance equal to the following:

     Year 1 - $7.00 RSF
     Year 2 - $5.60 RSF
     Year 3 - $4.20 RSF
     Year 4 - $2.80 RSF

     7. Landlord shall make available to Tenant, at no charge, one (1) reserved parking space per floor. In addition, Landlord agrees to provide ten (10) additional reserved spaces.

     8. Tenant shall have the right to terminate one (1) floor of the Lease effective on the second anniversary of the renewal term, one (1) floor of the Lease effective on the third anniversary of the renewal term, and one (1) floor of the Lease effective on the fourth anniversary of the renewal term by giving the Landlord ninety (90) days prior written notice of its intent to terminate. Tenant shall pay a penalty equal to three (3) months rent and any unamortized costs.

     9. Provided that this Lease is then in full force and effect, and provided further that Tenant is not then in material breach or default under any of the terms, covenants or conditions in this Lease on Tenant's part to observe or perform, Tenant shall have the right to renew the Lease for one (1) additional period of five (5) years provided Tenant gives Landlord six (6) months prior written notice to the then expiring Lease Term. If the Option to Renew is exercised, the Base Rent during the Renewal Terms shall be at the then prevailing fair market rent. The "fair market rent" shall mean the amount that a willing, comparable, renewal tenant with a renewal right at market would pay and a willing, comparable, landlord of a comparable office building in the market area would accept at arm's length.

     10. Section 30. of the Lease shall be replaced with the following:

            Over. In the event of holding over by Tenant after expiration or other termination of this Lease, or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 27 (c)(ii) hereof, Tenant shall, throughout the entire holdover period, pay rent equal on a per diem basis, to 150% the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the term of the Lease. The provision of this paragraph shall not be in place of or in lieu of, but shall be in addition to, the provisions of Paragraph 27(b).

     11, Assignment and .Subletting.

          (a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect, Any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an "assignment" of this Lease. In addition, the term "Tenant" shall also mean any entity that has guaranteed Tenant's obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord's agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease. Provided no event of default has occurred and is continuing tinder this Lease, upon thirty (30) days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred or to an entity controlled by or is commonly controlled with Tenant, provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term "controlled by" or "commonly controlled with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of is affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

          (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or Sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

          (c) At any time within thirty (30) days after Landlord's receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable-hereunder.

          (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to proposed assignment or sublease in any of the following instances;

               (i) The assignee or Sublessee is not, in Landlord's reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or Sublessee will have under this Lease;

               (ii) The intended use of the Premises by the assignee or Sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

               (iii) The intended use of the Premises by the assignee or Sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

               (iv) Occupancy of the Premises by the assignee or Sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

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               (v) The assignee or Sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project;

               (vi) The identity or business reputation of the assignee or Sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

               (vii) in (he case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

               The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

          (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at ail times during the initial term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease. In the event that the Rent due and payable by a Sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefore or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant,

          (f) If this Lease is assigned or if the Premises is subleased (whether iti whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, Sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord, No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

          (g) Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord's legal fees up to a maximum amount of Seven Hundred Fifty and No/100 Dollars ($750.00).

          (h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. AH such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

     12, Except as herein expressly amended or modified the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

     13. This Agreement shall not constitute an agreement by Landlord or Tenant and shall not be binding upon Landlord or Tenant unless and until (his Agreement shall be executed by Landlord and Tenant.

     14. This Agreement may be changed only in writing, signed by both parties, and shall be binding upon and inure to the benefit of Landlord and 'Tenant, their respective heirs, successors and, as permitted, their assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment to Lease as of the date first written above.

                                               LANDLORD:

                                               ORAL ROBERTS UNIVERSITY,
                                               An Oklahoma corporation


                                               By: /s/ David Elsworth
                                                   -------------------------

                                               Title: EVP
                                                      ----------------------


                                               TENANT:

                                               ENGLOBAL ENGINEERING, INC.
                                               A Texas corporation


                                               By: /s/ William A. Coskey
                                                   -------------------------

                                               Title: CEO
                                                      ----------------------


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                                   Exhibit "A"

                                   Floor Plan







                                 Cityplex Towers


                                [GRAPHIC ON FILE]